LOCORR INVESTMENT TRUST
SUB-ADVISORY AGREEMENT
SUB-ADVISORY AGREEMENT, dated as of August 20, 2024, between LoCorr Fund
Management, LLC (the "Adviser"), and P/E Global LLC (the "Sub-Adviser"), is hereby effective as of August 20, 2024.
WHEREAS, the Adviser acts as an investment adviser to LoCorr Strategic Allocation Fund
(the "Fund"), a series of shares of beneficial interest of the LoCorr Investment Trust, an Ohio business trust (the "Trust"), pursuant to a Management Agreement dated as of August 20, 2024 (the
"Management Agreement");
WHEREAS, the Trust is an open-end management investment company registered under the
Investment Company Act of 1940, as amended (the "1940 Act");
WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the Fund, and the Sub-Adviser is willing to render such services; and
WHEREAS, the Adviser hereby acknowledges receipt of the Trading Advisor's Form ADV
Part II (the "Disclosure Document").
NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:
Section 1.  Appointment and Status of Sub-Adviser. The Adviser hereby appoints the
Sub-Adviser to provide investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.
Section 2.  Sub-Adviser's Duties. Subject to the general supervision of the Trust's Board of
Trustees (the "Board") and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations for that portion of the Fund's assets assigned to the Sub-Adviser by the Adviser
(the "Sub-Advised Assets") as well as the notional trading size of the Sub-Adviser Assets, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's most recent Prospectus and Statement of Additional Information that have been provided to Sub-Adviser by
Adviser (together, the "Prospectus"), the investment strategy set forth on Appendix A, the written agreement between the Adviser and Sub-Adviser concerning the strategy implementation, and subject to the following understandings:
(a)The Sub-Adviser shall furnish a continuous investment program for the Sub-
Advised Assets and determine from time to time, with respect to the Sub-Advised Assets, what

--2--
investments or securities will be purchased, retained or sold by the Fund and what portion of the Sub-
Advised Assets will be invested or held uninvested as cash;
(b)The Sub-Adviser shall use its best judgment in the performance of its duties under this Agreement. The Adviser recognizes that speculative trading of commodity interests involves substantial risks, and that the opinions and actions of the Sub-Adviser will be based on information believed to be reliable but not guaranteed by or to the Sub-Adviser. The Sub Advisor will have no duties or obligations to the Trust or the Adviser other than as set forth herein and does not guarantee that its services will result in a profit for the Trust. Adviser acknowledges and agrees that Sub-
Adviser shall not have any legal or financial responsibility for performance or losses unless directly attributable to the gross negligence or willful misconduct of the Sub-Adviser, including the Sub-
Adviser's failure to adhere to any investment policies and restrictions as described in the Prospectus.
(c)The Sub-Adviser, in the performance of its duties and obligations under this
Agreement for the Fund, shall act in conformity with the most recent version of the Trust's
Declaration of Trust, its By-Laws and the Fund's Prospectus that have been provided to it by the
Adviser and with the reasonable written instructions and directions of the Trust's Board of Trustees and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations with respect to its trading for the Fund;
(d)The Sub-Adviser shall place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer (including futures commission merchants) in such securities or financial instruments, subject to Section 3 below;
(e)The Sub-Adviser shall maintain books and records with respect to the transactions in securities and other financial instruments of the Sub-Advised Assets and shall render to the Adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the Board may reasonably request;
(f)The Sub-Adviser shall provide the Trust's custodian and fund accountant on each business day with information about Fund transactions in securities and other financial instruments for which it is responsible, and with such other information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian;
(g)With respect to the Sub-Advised Assets, the Sub-Adviser shall respond as quickly as reasonably possible to any request from the Adviser or the Fund's fund accountant for assistance in obtaining price sources for securities or other financial instruments held by the Fund or determining a price when a price source is not available, and shall periodically review the prices used by the fund accountant to determine net asset value and advise the fund accountant promptly if any price appears to be incorrect;
(h)The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of Rule 17j- l under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last

-3-
calendar quarter of each year while this Agreement is in effect, the Sub-Adviser shall provide to the
Board a written report that describes any issues arising under the code of ethics since the last report to the Board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule
17j-1) from violating the code;
(i)The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable federal and state regulations with respect to its trading for the Fund. The Sub-Adviser shall provide to the Trust's Chief Compliance Officer the executive summary of its annual written report regarding the Sub-Adviser's compliance program.
G)  Some of the trading of the Sub-Adviser's investment program may be done in the Fund's wholly owned subsidiary, LCSA Fund Limited, as determined by the Adviser with the Sub-Adviser's consent.
(k)The Sub-Adviser shall promptly notify the Adviser of any circumstance that could reasonably be deemed to materially affect its ability to perform its obligations and services as described in the Sub-Advisory Agreement or that could have a negative impact on the Fund and the
Adviser. Such circumstances, could include, but are not limited to, items such as:
1)any potential legal or regulatory actions or litigation pertaining to the Sub-Adviser or any of its key employees and the disclosure of the results of those actions;
2)any material operational disruptions caused by the loss of functionality for key personnel or systems;
3)Any circumstance that would cause the Fund to materially revise its offering documents.
Section 3.  Execution of Purchase and Sale Orders. The Adviser, on behalf of the Fund, shall establish one or more accounts with clearing futures commission merchants (the each, an "FCM")
to implement the Sub-Adviser's strategy with respect to the Sub-Advised Assets. In connection with purchases or sales of portfolio securities or other financial instruments for the account of the Fund, the
Sub-Adviser will arrange for the placing of all orders for their purchase and sale for the account with brokers or dealers selected by the Sub-Adviser. In connection therewith, the Sub-Adviser shall have the authority to execute give-up agreement(s) between such executing broker and each applicable FCM on behalf of the Fund. The Sub-Adviser's selection of brokers and dealers will be reviewed by the Board from time to time.. In the selection of such brokers or dealers and the placing of such orders, the Sub-
Adviser will comply with its best execution policy and applicable law.
The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best execution, the Sub-Adviser is authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which it exercises investment discretion. The Sub-Adviser is

--4--
authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to accounts over which the Sub-Adviser exercises investment discretion. The Trust and the Sub-
Adviser understand and acknowledge that, although the information may be useful to the Fund and the
Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. The Sub-Adviser may not give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.
Subject to the provisions of the 1940 Act, and other applicable law, the Sub Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Fund, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund.
The Sub-Adviser shall be permitted to delegate trade execution services to its wholly-
owned subsidiary, P/E Strategic Pte. Ltd. (the "Sub-Adviser Affiliate"), provided that the Sub-
Adviser shall: (a) at all times, supervise the performance of the Sub-Adviser Affiliate;
(b) take full responsibility for any and all actions or omissions of the Sub-Adviser Affiliate as if undertaken by the Sub-Adviser; and (c) be solely responsible for any fees owned to the Sub Adviser
Affiliate, as well as any other expenses, costs, damages or losses that may be incurred by the Sub-
Adviser Affiliate.
Section 4.  Services to Other Companies or Accounts. The Sub-Adviser's services to the
Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the
Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies. The Adviser understands that the persons employed by the Sub-
Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the
Sub-Adviser or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.
Section 5.  Books and Records. The Sub-Adviser shall keep the books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request; provided that, the Sub-Adviser shall be allowed to retain copies of such records, and, to the extent that the Securities and Exchange Commission,
Commodities Futures Trading Commission, National Futures Association and/or another regulator or government entity requires the Sub-Adviser to retain originals of such records, the Sub-Adviser will surrender copies of such records to the Trust. The

-5-
Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule
31a-1 under the 1940 Act.
Section 6.  Expenses of the Sub-Adviser. During the term of this Agreement, the Sub-
Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any). All other expenses to be incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by the Sub-Adviser, the Adviser or a third party.
The Sub-Adviser may provide financial support for various activities upon mutual consent of all parties.
Section 7.Compensation of the Sub-Adviser. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation the fees as specified in Appendix A attached hereto. The Adviser agrees to provide sufficient information to the Sub-Adviser to support the Adviser's determination of the amount payable. This fee for each month will be paid to the Sub-Adviser during the succeeding month. The
Adviser is solely responsible for the payment of the Sub-Adviser's fees, and the Sub-Adviser agrees not to seek payment of its fees from the Fund or Trust. Any Sub-Adviser fees paid to the Sub-Advisor shall be retained by the Sub-Advisor despite net trading losses suffered in subsequent periods
Section 8.  Use of Names. The Trust, Adviser and Sub-Adviser acknowledge that all rights to the name "LoCorr" belong to the Adviser and all rights to the name "P/E Investments" and "P/E
Global" belong to the Sub-Adviser. In the event the Adviser ceases to be the Adviser or the Sub-
Adviser ceases to be the Sub-Adviser, the Trust's right to the use of the name "LoCorr" or "P/E
Investments"/ "P/E Global", respectively, shall automatically cease immediately upon the termination of this Agreement. The right to the name may also be withdrawn by the Adviser or Sub-Adviser during the term of the Management Agreement upon 90 days' written notice, respectively, by the Adviser or by the Sub-Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect the
Adviser's right to use the name "LoCorr" or the Sub Adviser's right to use the name "P/E Investments"
and "P/E Global" in the name of, or in connection with, any other business enterprises with which, respectively, the Adviser or Sub Adviser or may become associated. There is no charge to the Trust for the right to use either of these names.
The Adviser agrees to submit copies of all proposed prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the Fund or the public that refer in any way to the Sub-Adviser (other than identifying the Sub-Adviser as Sub-Adviser to the Fund) to the Sub-Adviser at its principal office for review prior to use, and the
Sub-Adviser agrees to review such materials by a reasonable and appropriate deadline. Neither the
Adviser, nor the Fund nor any affiliate of the foregoing will use the registered trademarks, service marks, logos, names or any other proprietary designations of Sub Adviser, its subsidiaries and/or affiliates (collectively, "Sub-Adviser Marks") in any advertising or promotional materials without
Sub-Adviser's prior written approval, which will not be unreasonably withheld. In the event of termination of this Agreement, the Adviser will continue to

--6--
furnish to the Sub-Adviser copies of any of the above-mentioned materials that refer in any way to the
Sub-Adviser. The provisions of this paragraph shall survive the termination of this Agreement.
Section 9.  Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment (including, without limitation, trade errors) or mistake of law or for any loss suffered by the
Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the
1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this
Agreement.
Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the
Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust
(other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of the Sub-Adviser, or one under the Sub-Adviser's control or direction, even though paid by the Sub-Adviser.
Section 10.  Duration and Termination. The term of this Agreement shall continue in effect for a period of up to two years from the date of this Agreement. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940
Act) of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this
Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-
Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.
This Agreement may be terminated at any time on at least 60 day's prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board of Trustees, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act)
of the Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or the Fund under Section 6(c) of the 1940 Act, exempting the Trust or the Fund from Section 15(a) and
Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days' prior written notice to the Adviser and the Trust. This
Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).
Section 11.  Amendment. This Agreement may be amended by mutual consent of the
Adviser and the Sub-Adviser, provided the Trust approves the amendment (a) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting

-7-
called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund affected by such amendment.
Section 12.  Notices. Notices of any kind to be given in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 75 State Street, 31st Floor, Boston, MA 02109, Attention
Warren Naphtal and Mary Naphtal, wnaphtal@peinvestments.com; operations@peinvestments.com, and to the Adviser at 687 Excelsior Blvd, Excelsior, MN 55331, jessen@locorrfunds.com, or at such other address or to such other individual as shall be specified by the party to be given notice.
Section 13.  Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the
Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
Section 14.  Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.
Section 15.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 16.  Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms. The Adviser further represents that this Agreement has been duly authorized by appropriate action of the Adviser, the
Board and the Fund's shareholders.
Section 17.  Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.
Section 18.  Change of Control. The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days, to the extent practicable, in advance of any change of control, as defined in
Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

--8--
Section 19.  Other Business. Except as set forth above, nothing in this Agreement shal1 limit or restrict the right of any of the Sub-Adviser's directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.
Section 20.Anti-Money Laundering. The Adviser, on its own behalf and on behalf of the Fund, confirms that where it is acting as principal or where it is acting on behalf of another person
(notwithstanding that it enters into this Agreement and any transactions as principal), it is in compliance with the anti-money laundering regulations that apply to it. The Adviser shall provide any document or information to the Sub-Adviser that the Sub-Adviser may request for complying with its own anti-
money laundering regulations.
Section 21. Confidentiality. The Sub-Adviser agrees to treat al] records and other information relating to the Trust and the securities and other investment holdings of the Fund as confidential and shall not disclose any such records or information to any other person unless (i) the
Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law, regulation or rule of any exchange to which the party might be subject, as requested by regulatory authorities having jurisdiction over a party to this Agreement, to those of its employees who need to know such information to perform their duties, to professional advisers or designates who are bound by a duty of confidentiality substantially the same as that of the disclosing party, with prior written consent of the other party(ies) or where the confidential information has come into the public domain other than via a breach of an obligation of confidentiality. In addition, Sub Adviser, and Sub-Adviser's officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund's portfolio holdings. Sub-
Adviser agrees that, consistent with its Code of Ethics, neither it nor its officers, directors or employees may engage in personal securities transactions based on nonpublic information about the Fund's portfolio holdings.
The Adviser, on its own behalf or on behalf of the Fund, shall not disclose information of a confidential nature acquired in consequence of this Agreement, except for information that it may be entitled or bound to disclose by law, regulation or that is disclosed to its advisors where reasonably necessary for the performance of its professional services. Except to the extent necessary to conduct the Fund's business or as required by law, the Adviser shall not and, on behalf of its own behalf and or behalf of the Fund, shall neither disclose nor use information of a confidential nature, whether written or oral, contained in computer files or software, or otherwise
(including without limitation trading instructions made by the Sub Adviser and trading positions), relating to or concerning the Sub-Adviser's investment program. Adviser shall not and shall cause the
Fund not to reverse engineer or attempt to reverse engineer the investment program and the Adviser acknowledges and agrees on behalf of both itself and the Fund that any attempt on its part to do so warrants the Sub-Adviser's recourse to immediate equitable relief.
Notwithstanding any other provision of this Agreement, to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Fund

-9-
(including, but not limited to, the identity of the Adviser or the Fund and market value of the Fund), the
Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Fund in accordance with the terms of this Agreement.
The provisions of this Section 21 shall survive the termination or expiration of this
Agreement.
Section 22.Registration as a Commodity Pool.
The Adviser is registered as a "commodity pool operator," of the Fund in reliance upon the relief available under Section 4.12(c)(3) of the regulations promulgated under the
Commodity Exchange Act, as amended, and acknowledges that the Fund meets the qualifications of such a commodity pool, under the regulations of the Commodity Futures Trading Commission and will continue such registration and qualification for the duration of this Agreement. The Adviser agrees on behalf of itself and the Fund that the Fund shall qualify as a "qualified eligible person"
under Rule 4.7 of the regulations under the Commodity Exchange Act as it is an investment company registered under the 1940 Act not formed for the specific purpose investing in exempt account that satisfies the portfolio requirement and that the Fund agrees to be so treated as an exempt account.
The Sub-Adviser is registered as a "commodity trading advisor" under the regulations of the
Commodity Futures Trading Commission and is relying on the exemption from certain disclosure, reporting and recordkeeping requirements provided under Section 4.7 of the regulations promulgated under the Commodity Exchange Act, as amended, for and "exempt accounts" and will continue such registration for the duration of this Agreement and will comply with all applicable provisions of the
Commodities Exchange Act, as amended, and any applicable rules or regulations promulgated thereunder.
Section 23.Adviser's Representations and Covenants
The Adviser represents that:
(a)This Agreement has been duly and validly authorized, executed and delivered and is a valid and binding contract of the Adviser enforceable in accordance with its terms.
(b)The Adviser is duly formed and validly existing as a Minnesota limited liability company with full power and authority to carry out its obligations under this Agreement.
(c)There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Adviser, threatened against the Adviser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrument or any self-regulatory organization or any commodity exchange.
(d)The offer and sale of Fund interests will be conducted in accordance with all applicable federal and state laws and regulations.
(e)The Adviser will be responsible for compliance with the USA Patriot Act and related anti money laundering regulations with respect to the Fund and its shareholders.

--10--
(f)(A) As of the date hereof, the assets of the Fund do not constitute "plan assets"
under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (or any replacement provision) and (B) if the assets of the Fund constitute "plan assets" in the future, the
Trading Advisor will be notified at least ninety (90) days prior to being classified as such (with receipt such notice being confirmed via email in accordance with the notice provisions set forth in this Agreement).
(g)The above representations and warranties shall be continuing during the term of this
Agreement and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true, the Adviser will promptly notify the Sub-Advisor.
[Signature block on following page]

-11-
PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION
IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE .PERSONS, THIS BROCHURE
OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH
THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS
UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY
OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY; THE
COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS
TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date and year first above written.

ADVISER	SUB-ADVISER

LoCorr Fund Management, LLC	P/E Global LLC

By: /s/Jon Essen	By: /s/Warren Naphtal

Name: Jon Essen	Name: Warren Naphtal

Title: CFO	Title: President

Appendix A
Strategy for the Sub-Advised Assets:
Diversified Aggressive Strategy (the "Strategy"). The Strategy is a proprietary investment strategy of the Sub-Adviser focused on the following markets: the global currency and, upon mutual agreement of the Adviser and Sub-Adviser, gold markets; (ii) government bond markets; and (iii)
equity markets. The Strategy employs a quantitative Bayesian statistical approach that takes advantage of inefficiencies in the global markets, analyzing fundamental factors in a disciplined format and adjusting to market changes.
A portion of the strategy may be implemented in the Fund's wholly-owned subsidiary, LCSA Fund
Limited upon the mutual agreement of the Adviser and the Sub-Adviser.
Fees Payable to the Sub-Adviser:
The Adviser will pay the Sub-Adviser a monthly fee at an annual rate of __% (__ basis points) based on the average daily net asset value of the notional trading size of the Sub-Advised Assets in the
Fund (including, without duplication, any assets allocated to the Fund's wholly owned subsidiary,
LCSA Fund Limited). In the event that the Strategy, including the target volatility of the Strategy, is adjusted, the monthly fee and annual fee rate will be adjusted accordingly.